MAIDENFORM BRANDS, INC. REPORTS SECOND QUARTER 2013 RESULTS

Iselin, New Jersey, August 7, 2013—Maidenform Brands, Inc. (NYSE: MFB), a global intimate apparel company, today reported second quarter 2013 net sales of $145.4 million and earnings per share of $0.34.

On July 23, 2013, Maidenform entered into a definitive agreement with Hanesbrands Inc. pursuant to which Hanesbrands will acquire all of the outstanding shares of Maidenform for $23.50 per share in cash, representing a transaction value of approximately $575 million. For a more detailed description of the Merger Agreement, please refer to the Current Report on Form 8−K filed by the Company on July 24, 2013.

“Our second quarter results were in line with our expectations” stated Maurice S. Reznik, Chief Executive Officer of Maidenform.

Financial Results for Second Quarter 2013 versus Second Quarter 2012

Net sales for the second quarter of 2013 decreased $12.1 million, or 7.7%, to $145.4 million. Wholesale segment net sales for the second quarter of 2013 decreased $11.6 million, or 8.2%, to $129.8 million. Retail segment net sales decreased $0.5 million, or 3.1%, to $15.6 million.

The Company’s net sales performance by channel of distribution is highlighted in Exhibit 1 to this press release.

Wholesale Segment

Department Stores and National Chain Stores

Net sales for the department stores and national chain stores channel decreased $7.9 million, or 11.2%, to $62.5 million for the second quarter of 2013 from softness in the bra and shapewear categories resulting from lower replenishment orders, increased shapewear competition at a chain customer as well as a decrease resulting from the initial shipments for the Jennifer Lopez brand which occurred in 2012. Somewhat offsetting this decline was improved replenishment at a mid-tier department store customer.

Mass Merchants

Mass merchant channel net sales decreased $0.5 million, or 1.0%, to $47.7 million for the second quarter of 2013 resulting from lower strapless bra replenishment orders and lower replenishment orders on new introductions. This decrease was predominately offset by increased sales in the bra and shapewear categories at our other mass customers, including shapewear rebranding initiatives at a warehouse club customer.

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Other

Net sales in the other channel decreased $3.2 million, or 14.0%, to $19.6 million for the second quarter of 2013 primarily from sales declines to a specialty retailer, decreased program sales to off-price retailers and lower liquidation sales.

Total international net sales, which are included in the wholesale segment, increased $0.5 million, or 3.4%, to $15.3 million with growth in significant markets, most notably Canada, Germany and Mexico. Partially offsetting this increase were sales decreases in other markets, such as the United Kingdom and Russia.

Retail Segment

Total retail segment net sales decreased $0.5 million, or 3.1%, to $15.6 million. Same store sales, defined as outlet stores that have been open for more than one year, increased 1.5%. Internet sales remained unchanged at $2.3 million for the second quarter of 2013. The retail segment operated 68 outlet stores as of the end of the second quarter 2013 and 75 outlet stores as of the end of the second quarter of 2012.

Consolidated gross profit decreased $7.1 million, or 13.2%, to $46.5 million for the second quarter of 2013. As a percentage of net sales, consolidated gross margins were 32.0% for the second quarter of 2013 versus 34.0% for the second quarter of 2012, driven by increased promotional activity to drive inventory productivity and increased inventory clearing costs.

Consolidated selling, general and administrative expenses (SG&A) decreased $1.3 million, or 3.8%, to $33.3 million for the second quarter of 2013. This decrease is a result of decreased payroll and related benefits, including lower incentive compensation and lower variable compensation at our North Carolina distribution center, somewhat offset by increased costs associated with our West Coast distribution initiative, and professional fees associated with the definitive agreement with Hanesbrands. As a percentage of net sales, SG&A increased to 22.9% for the second quarter of 2013 compared to 21.9% for the second quarter of 2012.

Due to all the factors described above, operating income for the second quarter of 2013 was $13.2 million, or 9.1% of net sales, compared to operating income of $19.0 million, or 12.1% of net sales, for the second quarter of 2012.

Net interest expense for the second quarter of 2013 was unchanged at $0.2 million.

The Company recorded income tax expense of $5.1 million and $7.4 million for the three months ended June 29, 2013 and June 30, 2012, respectively. The Company’s effective income tax rate for the second quarter of 2013 was 38.4% compared to 39.1% for the second quarter of 2012.

Net income for the second quarter of 2013 and 2012 was $7.9 million and $11.4 million, respectively, and EPS was $0.34 and $0.49, respectively.

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Financial Results for Year-To-Date 2013 versus Year-To-Date 2012

Net sales for the first six months of 2013 decreased $38.4 million, or 12.2%, to $276.6 million. Wholesale segment net sales, on a year-to-date basis, decreased $37.7 million, or 13.2%, to $248.5 million resulting from the reasons mentioned above. Total international net sales decreased $0.5 million, or 1.6%, to $30.8 million. This decrease was driven by lower sales in the United Kingdom and Russia. Partially offsetting these decreases were sales increases in other markets, such as Mexico and South Korea. Retail segment net sales for the first six months of 2013 decreased $0.7 million, or 2.4%, to $28.1 million. Same store sales, defined as outlet stores that have been open for more than one year, increased 2.7%. Internet sales decreased $0.2 million, or 4.3%, to $4.4 million. The Company’s net sales performance by channel of distribution is highlighted in Exhibit 1 to this press release.

Consolidated gross margins on a year-to-date basis were 27.9% versus 30.6% for the same period in 2012. The decrease in gross margin was a result of increased promotional activity to drive inventory productivity and increased inventory clearing costs. Slightly offsetting this decrease was a favorable mix of sales.

Consolidated SG&A decreased $1.9 million, or 2.8%, to $65.8 million for the first six months of 2013. This decrease is primarily due to the same drivers sighted above for the second quarter of 2013. As a percentage of net sales, SG&A increased to 23.8% for the first six months of 2013 compared to 21.5% for the same period of 2012.

Year-to-date operating income for 2013 was $11.3 million, or 4.1% of net sales. Year-to-date operating income for 2012 was $28.8 million, or 9.1% of net sales.

The Company’s effective income tax rate for the first six months of 2013 was 37.4% compared to 39.1% for the same period of 2012.

Net income for the first six months of 2013 and 2012 was $6.7 million and $17.2 million, respectively, and EPS was $0.29 and $0.74, respectively.

Total cash and cash equivalents as of June 29, 2013 were $54.5 million compared to $59.1 million as of June 30, 2012. The Company’s outstanding debt was $67.4 million as of June 29, 2013 versus $68.5 million as of June 30, 2012.

Conference Call Information

In light of the pending transaction with Hanesbrands, Maidenform will not be hosting a quarterly conference call. Investors and other interested parties may access the press release by visiting ir.maidenform.com and clicking on News Releases.

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About Maidenform Brands, Inc.

Maidenform Brands, Inc. is a global intimate apparel company with a portfolio of established, well-known brands, top-selling products and an iconic heritage. Maidenform designs, sources and markets an extensive range of intimate apparel products, including bras, panties and shapewear. Maidenform sells its products under some of the most recognized brands in the intimate apparel industry, including Maidenform®, Control It!®, Fat Free Dressing®, Flexees®, Lilyette®, Bodymates®, Inspirations®, Self Expressions® and Sweet Nothings®. Maidenform products are currently distributed in approximately 63 countries and territories outside the United States.

Maidenform Contact:

Chris Vieth

Chief Operating Officer & Chief Financial Officer

(732) 621-2101 or cvieth@maidenform.com

IMPORTANT INFORMATION FOR INVESTORS AND STOCKHOLDERS:

This press release does not constitute a solicitation of any vote or approval. On July 24, 2013, Maidenform announced that it had entered into a definitive agreement with Hanesbrands pursuant to which Hanesbrands will acquire Maidenform by merger. In connection with the proposed merger, Maidenform will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain a free copy of the proxy statement (when available) and any other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. In addition, investors will be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) at Maidenform’s website at ir.Maidenform.com or by contacting Maidenform’s investor relations department by telephone at (732) 621-2300 or via e-mail at ir@maidenform.com.

Forward Looking Statement: This press release contains forward-looking statements relating to future events and the Company’s future performance within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding our expectations, beliefs, intentions or future strategies that are signified by the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects” or similar words or phrases, although not all forward-looking statements contain such identifying words. All forward-looking statements included in this press release are based on information available to the Company on the date hereof. It is routine for the Company’s internal projections and expectations to change as the year or each quarter in the year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which the Company bases its expectations may change prior to the end of each quarter or the year. Although these expectations may change, we assume no obligation to update or revise publicly any forward-looking statements whether as a result of new information, future events or otherwise. Actual events or results may differ materially from those contained in the projections or forward-looking statements.

The following factors, among others, could cause the Company’s actual results to differ materially from those expressed in any forward-looking statements: the worldwide apparel industry may be harmed by a global economic downturn, the conditions in the financial and credit markets may affect the availability and cost of our funding, the Company’s growth cannot be assured and any growth may be unprofitable; potential fluctuations in our results of operations or rate of growth; our dependence on a limited number of customers; the Company has larger competitors with greater resources; retail trends in the intimate apparel industry, including consolidation and continued growth in the development of private brands, resulting in downward pressure on prices, reduced floor space and other harmful changes; failure to anticipate, identify or promptly react to changing trends, styles, or consumer preferences; the Company’s credit agreement could limit growth opportunities; external events that disrupt the Company’s supply chain, result in increased cost of goods or an inability to deliver its products; events which result in difficulty in procuring or producing products on a cost-effective basis; disputes with third parties for infringement or misappropriation of their proprietary rights or other litigation; increases in the prices of raw materials; changing international trade regulation, including as it relates to the imposition or elimination of quotas on imports of textiles and apparel; foreign currency exposure; and the sufficiency of cash to fund operations and capital expenditures; and Maidenform’s and Hanesbrands’ ability to complete the proposed merger on a timely basis or at all.

This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the reports and documents filed from time to time by the Company with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements.

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MAIDENFORM BRANDS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

(unaudited)

	June 29,	December 29,
	2013	2012
Assets
Current assets
Cash and cash equivalents	$54,521	$83,747
Accounts receivable, net	84,551	72,538
Inventories	125,137	119,015
Deferred income taxes	15,081	15,081
Prepaid expenses and other current assets	21,548	15,089
Total current assets	300,838	305,470
Property and equipment, net	30,538	31,347
Goodwill	7,162	7,162
Intangible assets, net	91,235	91,789
Other non-current assets	138	183
Total assets	$429,911	$435,951

Liabilities and stockholders’ equity
Current liabilities
Current portion of long-term debt	$67,400	$1,100
Accounts payable	39,788	53,050
Accrued expenses and other current liabilities	21,439	21,882
Total current liabilities	128,627	76,032
Long-term debt	-	67,125
Deferred income taxes	28,530	26,927
Other non-current liabilities	11,020	11,583
Total liabilities	168,177	181,667

Stockholders’ equity
Preferred stock - $0.01 par value; 10,000,000 shares authorized
and none issued and outstanding	-	-
Common stock - $0.01 par value; 100,000,000 shares authorized;
24,399,732 shares issued and 22,910,581 outstanding at June 29, 2013
and 24,399,732 shares issued and 22,754,212 outstanding at December 29, 2012	244	244
Additional paid-in capital	79,552	80,628
Retained earnings	218,865	213,423
Accumulated other comprehensive loss	(8,609)	(8,647)
Treasury stock, at cost (1,489,151 shares at June 29, 2013 and
1,645,520 shares at December 29, 2012)	(28,318)	(31,364)
Total stockholders’ equity	261,734	254,284
Total liabilities and stockholders’ equity	$429,911	$435,951

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MAIDENFORM BRANDS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 29,	June 30,	June 29,	June 30,
	2013	2012	2013	2012

Net sales	$145,450	$157,485	$276,606	$315,031
Cost of sales	98,908	103,927	199,502	218,566
Gross profit	46,542	53,558	77,104	96,465
Selling, general and
administrative expenses	33,335	34,570	65,790	67,638
Operating income	13,207	18,988	11,314	28,827

Interest expense, net	277	296	548	549
Income before provision
for income taxes	12,930	18,692	10,766	28,278
Income tax expense	4,960	7,308	4,030	11,049
Net income	$7,970	$11,384	$6,736	$17,229
Basic earnings per common share	$0.35	$0.49	$0.29	$0.75
Diluted earnings per common share	$0.34	$0.49	$0.29	$0.74
Basic weighted average number of
shares outstanding	22,902,895	23,052,429	22,842,848	22,995,539
Diluted weighted average number of
shares outstanding	23,102,664	23,399,367	23,115,724	23,389,694

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MAIDENFORM BRANDS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 29,	June 30,	June 29,	June 30,
	2013	2012	2013	2012

Net income	$7,970	$11,384	$6,736	$17,229
Other comprehensive income (loss), before tax:
Foreign currency translation adjustments	115	(724)	(151)	(219)
Adjustments to benefit plans	158	137	316	274
Other comprehensive income (loss), before tax	273	(587)	165	55
Income tax expense related to items of
other comprehensive income (loss) (1)	63	55	127	110
Other comprehensive income (loss), net of tax	210	(642)	38	(55)
Comprehensive income	$8,180	$10,742	$6,774	$17,174

(1)	Tax expense provided relates to benefit plan deferrals.

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MAIDENFORM BRANDS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended
	June 29,	June 30,
	2013	2012
Cash flows from operating activities
Net income	$6,736	$17,229
Adjustments to reconcile net income to net cash
used in operating activities
Depreciation and amortization	2,978	2,560
Amortization of intangible assets	554	546
Amortization of deferred financing costs	87	94
Stock-based compensation	1,929	2,301
Deferred income taxes	1,475	1,396
Excess tax benefits related to stock-based compensation	(495)	(843)
Bad debt expense	340	277
Other non-cash items	101	411
Net changes in operating assets and liabilities
Accounts receivable	(12,443)	(33,928)
Inventories	(6,252)	4,251
Prepaid expenses and other current and
non-current assets	(3,068)	(454)
Accounts payable	(13,250)	686
Accrued expenses and other current and
non-current liabilities	(680)	1,188
Income taxes payable	(3,173)	(778)
Net cash used in operating activities	(25,161)	(5,064)
Cash flows from investing activities
Capital expenditures	(2,178)	(2,835)
Net cash used in investing activities	(2,178)	(2,835)
Cash flows from financing activities
Term loan repayments	(825)	(550)
Proceeds from stock options exercised	56	636
Excess tax benefits related to stock-based compensation	495	843
Payments of employee withholding taxes related to equity awards	(1,578)	(1,566)
Payments of capital lease obligations	(110)	(152)
Financing fees paid	-	(250)
Net cash used in financing activities	(1,962)	(1,039)
Effects of exchange rate changes on cash and cash equivalents	75	(35)
Net decrease in cash and cash equivalents	(29,226)	(8,973)
Cash and cash equivalents
Beginning of period	83,747	68,041
End of period	$54,521	$59,068

Supplementary disclosure of cash flow information
Cash paid during the period
Interest	$588	$510
Income taxes	$5,752	$10,310

Supplemental schedule of non-cash financing activities
Treasury stock issued related to equity award activity	$4,624	$4,483

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Exhibit 1

MAIDENFORM BRANDS, INC. AND SUBSIDIARIES

SALES BY CHANNEL OF DISTRIBUTION AND PRODUCT MIX

(in millions)

(unaudited)

	Three months ended
	June 29,	June 30,	$	%
	2013	2012	change	change
	(in millions)
Department stores and
national chain stores	$62.5	$70.4	$(7.9)	(11.2%)
Mass merchants	47.7	48.2	(0.5)	(1.0)
Other	19.6	22.8	(3.2)	(14.0)
Total wholesale	129.8	141.4	(11.6)	(8.2)

Retail	15.6	16.1	(0.5)	(3.1)

Total net sales	$145.4	$157.5	$(12.1)	(7.7%)

	Six months ended
	June 29,	June 30,	$	%
	2013	2012	change	change
	(in millions)
Department stores and
national chain stores	$116.2	$129.0	$(12.8)	(9.9%)
Mass merchants	91.2	107.2	(16.0)	(14.9)
Other	41.1	50.0	(8.9)	(17.8)
Total wholesale	248.5	286.2	(37.7)	(13.2)

Retail	28.1	28.8	(0.7)	(2.4)

Total net sales	$276.6	$315.0	$(38.4)	(12.2%)

	Three months ended		Six months ended
	June 29,	June 30,	June 29,	June 30,
	2013	2012	2013	2012
Bras	58%	59%	59%	57%
Shapewear	34	34	33	36
Panties	8	7	8	7
	100%	100%	100%	100%

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